Exhibit 99.1

Fabrinet Announces Second Quarter Fiscal Year 2020 Financial Results

Csaba Sverha to Succeed TS Ng as Chief Financial Officer

BANGKOK, Thailand – February 3, 2020 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its second quarter ended December 27, 2019.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “Our second quarter revenue and earnings exceeded our guidance ranges. Sequential growth across nearly all our markets resulted in a record quarterly revenue performance. We expect to see continued year-over-year growth in the third quarter, even after considering the impact of the coronavirus outbreak in our guidance. From a longer-term perspective, our ongoing market momentum makes us very optimistic about our ability to continue to drive profitable growth and reinforce our leadership position in the market.”

Second Quarter Fiscal Year 2020 Financial Highlights

GAAP Results

•	Revenue for the second quarter of fiscal year 2020 was $426.2 million, compared to revenue of $403.1 million for the comparable period in fiscal year 2019.

•

GAAP net income for the second quarter of fiscal year 2020 was $31.2 million, compared to GAAP net income of $31.5 million for the second quarter of fiscal year 2019. GAAP net income for the second quarter of fiscal year 2020 included a foreign exchange loss of $1.0 million, or $0.03 per diluted share, compared to a foreign exchange loss of $0.4 million, or $0.01 per diluted share, for the second quarter of fiscal year 2019.

•	GAAP net income per diluted share for the second quarter of fiscal year 2020 was $0.83, compared to GAAP net income per diluted share of $0.84 for the second quarter of fiscal year 2019.

Non-GAAP Results

•

Non-GAAP net income for the second quarter of fiscal year 2020 was $37.7 million, compared to non-GAAP net income of $36.5 million for the second quarter of fiscal year 2019. Non-GAAP net income for the second quarter of fiscal year 2020 included a foreign exchange loss of $1.0 million, or $0.03 per diluted share, compared to a foreign exchange loss of $0.4 million, or $0.01 per diluted share, for the second quarter of fiscal year 2019.

•	Non-GAAP net income per diluted share for the second quarter of fiscal year 2020 was $1.00, compared to non-GAAP net income per diluted share of $0.97 for the same period a year ago.

Csaba Sverha Named Chief Financial Officer

Fabrinet has named Csaba Sverha to succeed Toh-Seng (“TS”) Ng as Chief Financial Officer, effective February 17, 2020, as part of a CFO search that was announced in August 2018. Mr. Sverha currently holds the position of Vice President of Operations Finance at Fabrinet, having joined the company in March 2018, after 13 years at Sanmina in roles of increasing responsibility, most recently as Vice President of Finance & Controller for Sanmina Mechanical Systems Division.

Mr. Grady added, “We are very grateful to TS for his contributions to Fabrinet over the past 13 years, including serving as Chief Financial Officer since 2012. We are excited that Csaba Sverha will be stepping up to the role of CFO, completing our CFO search. Csaba brings a wealth of financial operations experience to the role enabling us to extend our strong reputation for financial stewardship and track record of success under TS’ leadership. TS will be serving as EVP, Special Projects reporting to me to help transition the CFO role before he retires in February 2021.”

Business Outlook

Based on information available as of February 3, 2020, Fabrinet is issuing guidance for its third fiscal quarter of 2020 ending March 27, 2020, as follows:

•	Fabrinet expects third quarter revenue to be in the range of $410 million to $418 million.

•	GAAP net income per diluted share is expected to be in the range of $0.75 to $0.78, based on approximately 37.9 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.92 to $0.95, based on approximately 37.9 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Second Quarter Fiscal-Year 2020 Financial Results Call
When:	Monday, February 3, 2020
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic (253) 237-1137, international Passcode: 1607729
Replay:	(855) 859-2056, domestic (404) 537-3406, international Passcode: 1607729
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our expectations that we will see strong results again in the third quarter; (2) our ability to drive profitable growth and reinforce our leadership position; and (3) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the third quarter of fiscal year 2020. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the effects of the coronavirus on our business, particularly the possibility of (1) extended shutdowns at our Casix facility, suppliers and customers and (2) increased shutdowns of other factories in our supply chain as the virus becomes more widespread; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on November 5, 2019. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; severance payments; expenses related to our CFO search; amortization of intangibles; business combination expenses; amortization of deferred debt issuance costs; expenses related to reduction in workforce; and ASC 606 adjustments. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of U.S. dollars, except share data and par value)	December 27, 2019	June 28, 2019
Assets
Current assets
Cash and cash equivalents	$220,031	$180,839
Short-term restricted cash	272	—
Short-term investments	222,805	256,493
Trade accounts receivable, net	285,579	260,602
Contract assets	11,114	12,447
Inventories	294,380	293,612
Other receivable	24,310	—
Prepaid expenses	4,919	8,827
Other current assets	7,416	11,015

Total current assets	1,070,826	1,023,835

Non-current assets
Long-term restricted cash	7,402	7,402
Property, plant and equipment, net	217,038	210,686
Intangibles, net	4,038	3,887
Operating right-of-use assets	7,558	—
Goodwill	3,798	3,705
Deferred tax assets	4,115	5,679
Other non-current assets	253	124

Total non-current assets	244,202	231,483

Total Assets	$1,315,028	$1,255,318

Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	$12,156	$3,250
Trade accounts payable	234,929	257,617
Contract liabilities	2,360	2,239
Capital lease liability, current portion	311	398
Operating lease liability, current portion	1,823	—
Income tax payable	3,137	1,801
Accrued payroll, bonus and related expenses	15,942	16,510
Accrued expenses	11,338	8,997
Other payables	31,384	22,236

Total current liabilities	313,380	313,048

Non-current liabilities
Long-term borrowings, non-current portion, net	45,592	57,688
Deferred tax liability	3,543	3,561
Capital lease liability, non-current portion	—	102
Operating lease liabilities, non-current portion	5,728	—
Severance liabilities	16,735	15,209
Other non-current liabilities	1,723	2,611

Total non-current liabilities	73,321	79,171

Total Liabilities	386,701	392,219

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 27, 2019 and June 28, 2019)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,408,890 shares and 38,230,753 shares issued at December 27, 2019 and June 28, 2019, respectively; and 37,019,787 shares and 36,841,650 shares outstanding at December 27, 2019 and June 28, 2019, respectively)	384	382
Additional paid-in capital	166,103	158,299
Less: Treasury shares, at cost (1,389,103 shares and 1,389,103 shares as of December 27, 2019 and June 28, 2019, respectively)	(47,779)	(47,779)
Accumulated other comprehensive loss	(2,152)	(2,386)
Retained earnings	811,771	754,583

Total Shareholders’ Equity	928,327	863,099

Total Liabilities and Shareholders’ Equity	$1,315,028	$1,255,318

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars, except per share data)	December 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Revenues	$426,217	$403,080	$825,513	$780,257
Cost of revenues	(377,059)	(357,516)	(730,368)	(694,417)

Gross profit	49,158	45,564	95,145	85,840
Selling, general and administrative expenses	(17,078)	(12,727)	(33,078)	(27,164)
Expenses related to reduction in workforce	(16)	(319)	(16)	(404)

Operating income	32,064	32,518	62,051	58,272
Interest income	1,940	1,182	4,038	2,626
Interest expense	(181)	(1,616)	(2,574)	(2,250)
Foreign exchange (loss) gain, net	(988)	(421)	(2,941)	2,647
Other income, net	397	562	774	639

Income before income taxes	33,232	32,225	61,348	61,934
Income tax expense	(2,001)	(712)	(4,160)	(2,571)

Net income	31,231	31,513	57,188	59,363

Other comprehensive income (loss), net of tax:
Change in net unrealized (loss) gain on available-for-sale securities	(82)	598	(47)	886
Change in net unrealized loss on derivative instruments	(189)	—	(150)	(1)
Change in net retirement benefits plan—prior service cost	101	—	184	—
Change in foreign currency translation adjustment	616	(505)	247	(705)

Total other comprehensive income, net of tax	446	93	234	180

Net comprehensive income	$31,677	$31,606	$57,422	$59,543

Earnings per share
Basic	$0.84	$0.86	$1.55	$1.62
Diluted	$0.83	$0.84	$1.52	$1.59
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	37,011	36,841	36,962	36,733
Diluted	37,763	37,471	37,646	37,305

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended
(in thousands of U.S. dollars)	December 27, 2019	December 28, 2018
Cash flows from operating activities
Net income for the period	$57,188	$59,363
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	15,279	15,000
Loss on disposal of property, plant and equipment	242	528
Loss on disposal of intangibles	—	149
(Gain) loss from sales and maturities of available-for-sale securities	(79)	1,060
Amortization of investment discount (premium)	117	(533)
Amortization of deferred debt issuance costs	10	—
Allowance for doubtful accounts	6	—
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	1,205	(5,775)
Unrealized loss (gain) on fair value of interest rate swaps	1,672	849
Amortization of interest rate swaps’ fair value at hedge inception	(433)	—
Share-based compensation	12,183	8,949
Deferred income tax	1,543	481
Severance liabilities	2,015	1,339
Other non-cash expenses	(851)	(759)
Changes in operating assets and liabilities
Trade accounts receivable	(24,970)	(14,381)
Contract assets	1,333	(3,459)
Inventories	(767)	(28,880)
Other current assets and non-current assets	7,471	2,128
Trade accounts payable	(22,816)	29,276
Contract liabilities	121	—
Income tax payable	1,336	1,859
Other current liabilities and non-current liabilities	805	2,104

Net cash provided by operating activities	52,610	69,298

Cash flows from investing activities
Purchase of short-term investments	(101,727)	(82,141)
Proceeds from sales of short-term investments	72,664	70,472
Proceeds from maturities of short-term investments	62,666	34,788
Other receivable provided to customer	(24,310)	—
Purchase of property, plant and equipment	(15,411)	(9,732)
Purchase of intangibles	(808)	(251)
Proceeds from disposal of property, plant and equipment	1,195	5

Net cash (used in) provided by investing activities	(5,731)	13,141

Cash flows from financing activities
Payment of debt issuance costs	(153)	—
Proceeds from long-term borrowings	60,938	—
Repayment of long-term borrowings	(63,985)	(813)
Repayment of capital lease liability	(189)	(255)
Release of restricted cash held in connection with business acquisition	—	(3,478)
Withholding tax related to net share settlement of restricted share units	(4,377)	(9,103)

Net cash used in financing activities	(7,766)	(13,649)

Net increase in cash, cash equivalents and restricted cash	39,113	68,790

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	188,241	161,433
Increase in cash, cash equivalents and restricted cash	39,113	68,790
Effect of exchange rate on cash, cash equivalents and restricted cash	351	773

Cash, cash equivalents and restricted cash at end of period	$227,705	$230,996

Non-cash investing and financing activities
Construction, software and equipment-related payables	$14,307	$2,888

FABRINET

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the unaudited condensed consolidated balance sheets that sum to the total of the same amounts shown in the unaudited condensed consolidated statements of cash flows:

(amount in thousands)	As of December 27, 2019	As of December 28, 2018
Cash and cash equivalents	$220,031	$230,996
Restricted cash	7,674	—

Cash, cash equivalents and restricted cash	$227,705	$230,996

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Six Months Ended
	December 27, 2019		December 28, 2018		December 27, 2019		December 28, 2018
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	31,231	0.83	31,513	0.84	57,188	1.52	59,363	1.59
Items reconciling GAAP net (loss) income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,591	0.04	1,300	0.03	3,311	0.09	3,147	0.08
Depreciation of fair value uplift	82	0.00	84	0.00	161	0.00	173	0.00
ASC 606 adoption impact on gross profit	—	—	—	—	—	—	(31)	(0.00)

Total related to gross profit	1,673	0.04	1,384	0.04	3,472	0.09	3,289	0.09

Related to selling, general and administrative expenses:
Share-based compensation expenses	4,597	0.12	2,669	0.07	8,872	0.24	5,802	0.16
Expenses related to CFO search	—	—	382	0.01	—	—	572	0.02
Amortization of intangibles	143	0.00	176	0.00	286	0.01	368	0.01
Business combination expenses and consulting fee	—	—	58	0.00	—	—	240	0.01
Severance payment	—	—	16	0.00	—	—	601	0.02

Total related to selling, general and administrative expenses	4,740	0.13	3,301	0.09	9,158	0.24	7,583	0.20

Related to other incomes and other expenses:
Other expenses in relation to reduction in workforce	16	0.00	319	0.01	16	0.00	404	0.01
Amortization of debt issuance costs	8	0.00	—	—	10	0.00	—	—

Total related to other incomes and other expenses	24	0.00	319	0.01	26	0.00	404	0.01

Total related to net income & EPS	6,437	0.17	5,004	0.13	12,656	0.34	11,276	0.30

Non-GAAP measures	37,668	1.00	36,517	0.97	69,844	1.86	70,639	1.89

Shares used in computing diluted net income per share
GAAP diluted shares		37,763		37,471		37,646		37,305
Non-GAAP diluted shares		37,763		37,471		37,646		37,305

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended		Six Months Ended
(amount in thousands)	December 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Net cash provided by operating activities	$49,963	$34,705	$52,610	$69,298
Less: Purchase of property, plant and equipment	(9,068)	(4,322)	(15,411)	(9,732)

Non-GAAP free cash flow	$40,895	$30,383	$37,199	$59,566

FABRINET

GUIDANCE FOR QUARTER ENDING MARCH 27, 2020

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.75 to $0.78
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.12
Amortization of intangibles	0.01

Total related to selling, general and administrative expenses	0.13

Total related to net income & EPS	0.17

Non-GAAP net income per diluted share	$0.92 to $0.95